Exhibit 3.25

Delaware	PAGE 1
The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “URS GROUP, INC.” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF INCORPORATION, FILED THE ELEVENTH DAY OF AUGUST, A.D. 1988, AT 9 O’CLOCK A.M.

CERTIFICATE OF CHANGE OF REGISTERED AGENT, FILED THE TWENTY-EIGHTH DAY OF AUGUST, A.D. 1989, AT 10 O’CLOCK A.M.

CERTIFICATE OF CHANGE OF REGISTERED AGENT, FILED THE TENTH DAY OF JUNE, A.D. 1998, AT 9 O’CLOCK A.M.

CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM “WOODWARD-CLYDE FEDERAL SERVICES, INC.” TO “URS GREINER WOODWARD-CLYDE FEDERAL SERVICES, INC.”, FILED THE FOURTH DAY OF AUGUST, A.D. 1998, AT 9 O’CLOCK A.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF AMENDMENT IS THE FIRST DAY OF NOVEMBER, A.D. 1998.

CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM “URS GREINER WOODWARD-CLYDE FEDERAL SERVICES, INC.” TO “URS GROUP,

/s/ Harriet Smith Windsor
Harriet Smith Windsor, Secretary of State
2169199 8100H	AUTHENTICATION: 5950307
070952357	DATE: 08-23-07

Delaware	PAGE 2
The First State

INC.”, FILED THE SEVENTH DAY OF JANUARY, A.D. 2000, AT 9 O’CLOCK A.M.

CERTIFICATE OF CHANGE OF REGISTERED AGENT, FILED THE SEVENTH DAY OF FEBRUARY, A.D. 2001, AT 3 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION, “URS GROUP, INC.”.

/s/ Harriet Smith Windsor
Harriet Smith Windsor, Secretary of State
2169199 8100H	AUTHENTICATION: 5950307
070952357	DATE: 08-23-07

Delaware	PAGE 1
The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY “URS GROUP, INC.” IS DULY INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE AND IS IN GOOD STANDING AND HAS A LEGAL CORPORATE EXISTENCE SO FAR AS THE RECORDS OF THIS OFFICE SHOW, AS OF THE TWENTY-THIRD DAY OF AUGUST, A.D. 2007.

AND I DO HEREBY FURTHER CERTIFY THAT THE FRANCHISE TAXES HAVE BEEN PAID TO DATE.

AND I DO HEREBY FURTHER CERTIFY THAT THE ANNUAL REPORTS HAVE BEEN FILED TO DATE.

/s/ Harriet Smith Windsor
Harriet Smith Windsor, Secretary of State
2169199 8300	AUTHENTICATION: 5950308
070952357	DATE: 08-23-07

FILE HEADER

FILE # 2 1 6 9 1 9 9

BATCH CONTROL #	16-13

READER/PRINTER OPERATOR		DATE

SCANNER OPERATOR		DATE

8802240007

CERTIFICATE OF INCORPORATION
OF
WOODWARD-CLYDE FEDERAL SERVICES, INC.

The undersigned, a natural person, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the laws of the state of Delaware, hereby certifies that:

FIRST: The name of the corporation is “WOODWARD-CLYDE FEDERAL SERVICES, INC.”

SECOND: Its registered office in the State of Delaware is located at 1013 Centre Road, Wilmington, New Castle County, Delaware 19805. The name of its registered agent at such address is Corporation Service Company.

THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH: This corporation is authorized to issue one class of capital stock to be designated Common Stock. The authorized aggregate number of shares is Two Thousand Five Hundred (2,500) shares. The par value of each of such shares is One Dollar ($1.00).

FIFTH: The capital stock, after the amount of the subscription price or par value has been paid, shall not be subject to assessment to pay the debts of the corporation.

SIXTH:

1. The name and post office address of the incorporator is:

Richard A. Saffir

P.O. Box 7358

San Francisco, California 94120

2. The name and mailing address of each person who is to serve as a director until the first annual meeting of the stockholders or until a successor is elected and qualified, is as follows:

(a)	Douglas C. Moorhouse

600 Montgomery Street, 30th Floor

San Francisco, California 94111

32520\0901- 0
Incrpl-2.Crt-fv

(b)	Robert K. Wilson

600 Montgomery Street, 30th Floor

San Francisco, California 94111

(c)	Jean-Yves Perez

600 Montgomery Street, 30th Floor

San Francisco, California 94111

(d)	Doane F. Kiechel, Jr.

600 Montgomery Street, 30th Floor

San Francisco, California 94111

(e)	Phil R. Cobb

600 Montgomery Street, 30th Floor

San Francisco, California 94111

SEVENTH: The corporation shall have perpetual existence.

EIGHTH: From time to time any of the provisions of this Certificate of Incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the corporation by this certificate of incorporation are granted subject to the provisions of this Article EIGHTH.

NINTH: In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, alter or repeal the by-laws of the corporation.

TENTH: Meetings of the stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation.

THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does hereby make this certificate, declaring and certifying that this is my act and deed and that the facts herein stated are true, and accordingly have hereunto set my hand.

Dated: August 8, 1988

By	/s/ Richard A. Saffir
Richard A. Saffir

32520\0901- 0	2
Incrpl-2.Crt-fv

STATE OF CALIFORNIA	)
) ss.
COUNTY OF SAN FRANCISCO	)

On this 8th day of August, 1988, before me, the undersigned, a Notary Public, State of California, duly commissioned and sworn, personally appeared Richard A. Saffir, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person who executed the within Certificate of Incorporation of Woodward-Clyde Federal Services, Inc. as incorporator on behalf of the corporation therein named and acknowledged that the corporation executed it.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal on the day and year in this certificate first above written.

/s/ Fred Villa, Jr.
Notary Public,
State of California

32520\0901- 0	3
Incrpl-2.Crt-fv

ILLEGIBLE

CERTIFICATE OF CHANGE OF REGISTERED AGENT
AND
REGISTERED OFFICE

*****

Inc.

Woodward-Clyde Federal Services Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

The present registered agent of the corporation is

Corporation Service Company and the present registered office of the corporation is in the county of New Castle

The Board of Directors of Woodward-Clyde Federal Services, Inc. adopted the following resolution on the 9th day of June, 1989.

Resolved, that the registered office of Woodward-Clyde Federal Services, Inc. in the state of Delaware be and it hereby is changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, and the authorization of the present registered agent of this corporation be and the same is hereby withdrawn, and THE CORPORATION TRUST COMPANY, shall be and is hereby constituted and appointed the registered agent of this corporation at the address of its registered office.

IN WITNESS WHEREOF, Woodward-Clyde Federal has caused Services, Inc. this statement to be signed by Doane F. Kiechel,             its             President and attested by Robert K. Wilson            , its             Secretary this 8th day of August, 1989

By	/s/ Doane F. Kiechel
Doane F. Kiechel President

ATTEST:

By	/s/ Robert K. Wilson
Robert K. Wilson Secretary

(DEL. • 364 - 7/30/84)

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:00 AM 06/10/1998 981224951 – 2169199

CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE

AND OF REGISTERED AGENT

It is hereby certified that:

1. The name of the corporation (hereinafter called the “corporation”) is

Woodward-Clyde Federal Services, Inc.

2. The registered office of the corporation within the State of Delaware is hereby changed to 1013 Centre Road, City of Wilmington 19805, County of New Castle.

3. The registered agent of the corporation within the State of Delaware is hereby changed to Corporation Service Company, the business office of which is identical with the registered office of the corporation as hereby changed.

4. The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Signed on 6 May, 1998.

/s/ Robert K. Wilson

Robert K. Wilson,	Secretary

DE BC D:COA CERTIFICATE OF CHANGE 03/96

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:00 AM 08/04/1998 981304656 – 2169199

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

WOODWARD-CLYDE FEDERAL SERVICES, INC.

Woodward-Clyde Federal Services, Inc., a corporation organized and existing under and by virtue of the general corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST. That the Board of Directors of said corporation, at a meeting duly convened and held, adopted the following resolution:

RESOLVED that the Board of Directors hereby declares it advisable and in the beet interest of the Company that Article FIRST of the Certificate of Incorporation be amended to read as follows:

FIRST: The name of this corporation shall be:

URS GREINER WOODWARD-CLYDE FEDERAL SERVICES, INC. effective November 1, 1998.

SECOND. That the said amendment has been consented to and authorized by the holders of a majority of the issued and outstanding stock entitled to vote by written consent given in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

THIRD. That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the general Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, SAID CORPORATION HAS caused this Certificate to be signed by Jean-Yves Perez, its Vice President, and attested by Michael Donnelly, its Assistant Secretary, this 20th day of July A.D. 1988.

/s/ Jean-Yves Perez
Jean-Yves Perez, Vice President

/s/ Michael Donnelly
Attested by:	Michael Donnelly, Asst. Secretary

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:00 AM 01/07/2000 001011227 – 2169199

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

URS GREINER WOODWARD-CLYDE FEDERAL SERVICES, INC.

* * *

UBS Greiner Woodward-Clyde Federal Services, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of said corporation, by unanimous written consent, adopted the following resolution:

RESOLVED that the Board of Directors hereby declares it advisable and in the best interest of the Company that Article FIRST of the Certificate of Incorporation be amended to read as follows:

“FIRST: The name of the corporation shall be URS GROUP, INC.”

SECOND: That the said amendment has been consented to and authorized by the holders of a majority of the issued and outstanding stock entitled to vote by written consent given in accordance with the provisions of Section 228 of the General Corporation Law of Delaware.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of Delaware.

IN WITNESS WHEREOF, said corporation has caused this Certificate to be signed by Gary V. Jandegian, its President this 7th day of January, 2000.

s/s: Gary V. Jandegian
Gary V. Jandegian, President

CERTIFICATE OF CHANGE OF REGISTERED AGENT

AND

REGISTERED OFFICE

*****

URS Group, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

The present registered agent of the corporation is Corporation Service Company and the present registered office of the corporation is in the county of New Castle.

The Board of Directors of URS Group, Inc. adopted the following resolution on the 1st day of November, 2000.

Resolved, that the registered office of Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, DE 19808 in the state of Delaware be and it hereby is changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, and the authorization of the present registered agent of this corporation be and the same is hereby withdrawn, and THE CORPORATION TRUST COMPANY, shall be and is hereby constituted and appointed the registered agent of this corporation at the address of its registered office.

IN WITNESS WHEREOF, URS Group, Inc. has caused this statement to be signed by Daniel Hutchins, its Vice President, this 7th day of February, 2001.

/s/ Daniel Hutchins

Daniel Hutchins, Vice President

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 03:00 PM 02/07/2001 010063044 – 2169199